Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF MARCH 31, 2013

(in thousands, except share data)

March 31, 2013
ASSETS

Investments held in trust, at fair value:
Fixed-maturity securities	$197,948
Cash equivalents held in trust	15,879

Total investments held in trust	213,827

Cash and cash equivalents	6,878
Fixed-maturity securities, at fair value	10,143
Accrued investment income	1,398
Premiums receivable	1,117

Total assets	$233,363

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities:
Losses and loss adjustment expenses	$63,346
Contingency reserve	37,878
Losses payable	2,384
Unearned premiums	194
Accrued ceding commission expense	118
Other liabilities	222

Total liabilities	104,142

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Contingency reserve	(37,878)
Retained earnings	97,219

Total stockholder’s equity	129,221

Total liabilities and stockholder’s equity	$233,363

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED MARCH 31, 2013

(in thousands)

March 31, 2013

Revenues:
Premiums earned	$1,078
Net investment income	13

Total revenues	1,091

Expenses:
Underwriting Expenses	467
General and administrative expenses	198

Total expenses	665

(Loss) income before federal income taxes	426

Federal income tax benefit	—

Net (loss) income	$426